UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2018

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1133 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02          Results of Operations and Financial Condition

On June 7, 2018, Volt Information Sciences, Inc. (the “Company”) issued a press release announcing earnings for its fiscal second quarter ended April 29, 2018.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 6, 2018, Michael D. Dean departed from the Company in his role as President and Chief Executive Officer and will no longer serve as a member of the Board of Directors of the Company (the “Board of Directors”). Consistent with the terms of his employment agreement, the Company and Mr. Dean are in the process of finalizing an agreement memorializing the terms of his separation from the Company.

In connection with Mr. Dean’s departure, the Board of Directors appointed Linda Perneau as Interim Chief Executive Officer of the Company.  Ms. Perneau will continue in her role as President of Volt Workforce Solutions (“VWS”).

Ms. Perneau, age 52, joined the Company in February 2018 as an executive advisor to the Company’s international business, and transitioned to the role of President of VWS in May 2018.  Prior to joining the Company, Ms. Perneau held a number of senior-level positions in the General Staffing Division of Randstad US, most recently as its Co-President.  She previously served as that division’s Chief Operating Officer from July 2015 to January 2017, as a Division President from April 2012 to July 2015, and as an Executive Vice President from December 2011 to April 2012.  Ms. Perneau’s experience in the staffing industry also includes serving as Executive Vice President at SFN Group (Spherion), Senior Vice President (Southeast Division) at Adecco, and Area Manager-West Region for Kelly Services.

Ms. Perneau does not have any family relationships with any of the Company’s directors or executive officers and has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Perneau and any other person pursuant to which she was appointed to the role of Interim Chief Executive Officer.

Item 8.01          Other Items

Transition of Board Chairman Role

Effective as of June 6, 2018, the Board appointed Nick Cyprus as Chairman of the Board of Directors following Dana Messina stepping down as Chairman of the Board of Directors.  Mr. Messina will continue to serve as a member of the Board of Directors.

Formation of Strategic Alternatives Committee

The Company announced in a June 5, 2018 press release that it is in the process of reviewing strategic alternatives to maximize shareholder value. Such strategic alternatives could include a sale of the Company or a sale of a division or divisions thereof, a strategic merger, a business combination or continuing as a standalone entity executing on its business plan.  A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated by reference herein in its entirety.

In connection with the foregoing, the Board of Directors has formed a Strategic Alternatives Committee to provide oversight of the strategic alternatives review process, effective on June 6, 2018.  The Strategic Alternatives Committee will have as its members certain of the Company’s independent directors. There can be no assurance that the strategic alternatives review process will result in any specific transaction being announced or consummated.  The Company does not intend to make any further announcements related to the strategic alternatives review process unless and until the Board of Directors has approved a specific transaction or otherwise determines that further disclosure is appropriate.

Formation of Executive Management Committee

The Company also announced in a June 6, 2018 press release that the Board of Directors has formed an Executive Management Committee comprised of Linda Perneau, Paul Tomkins (Senior Vice President and Chief Financial Officer), Nancy Avedissian (Senior Vice President and General Counsel), and Ann Hollins (Senior Vice President and Chief Human Resources Officer) to assist the Company in transitioning Mr. Dean’s duties and responsibilities.  The Executive Management Committee will be responsible for the day-to-day operational and corporate management of the Company, and will report directly to the Board of Directors.  A copy of the press release is furnished herewith as Exhibit 99.3 and is incorporated by reference herein in its entirety.

The information in this report is being furnished, not filed. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01          Financial Statements and Exhibits

    (d)          Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Volt Information Sciences, Inc. dated June 7, 2018 announcing earnings for its fiscal second quarter ended April 29, 2018.
99.2	Press Release of Volt Information Sciences, Inc. dated June 5, 2018 announcing review of strategic alternatives.
99.3	Press Release of Volt Information Sciences, Inc. dated June 6, 2018 announcing leadership changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
Paul Tomkins, Senior Vice President and Chief Financial Officer

Date:  June 7, 2018